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                                                                     Exhibit 1.2

                      FIRST AMENDMENT TO RIGHTS AGREEMENT


          THIS IS A FIRST AMENDMENT TO RIGHTS AGREEMENT, dated as of April 1, 1997 (the "Amendment"), between Airgas, Inc., a Delaware corporation (the "Company"), and The Bank of New York, a New York banking corporation (together with The Philadelphia National Bank, its predecessor in such capacity, the "Rights Agent").

                                   Background
                                   ----------

          A. The Company and the Rights Agent have entered into a Rights Agreement, dated as of August 1, 1988 (the "1988 Rights Agreement"). Pursuant to the Rights Agreement, the Company declared a distribution of one right (a "1988 Right") initially representing the right to purchase one one-hundredth of a share of Series A Junior Participating Preferred Stock, par value $0.01 per share, of the Company for each share of Common Stock, par value $0.01 per share ("Common Stock"), of the Company outstanding at the close of business on August 12, 1988 (the "1988 Record Date"), and, subject to the terms of the 1988 Rights Agreement, for each share of Common Stock issued between the 1988 Record Date and the Distribution Date. Unless expressly provided otherwise herein, capitalized terms have the meanings set forth in the 1988 Rights Agreement.

          B. The Company has appointed the Bank of New York as the successor Rights Agent under the 1988 Rights Agreement.

          C. In view of, among other things, the expiration of the 1988 Rights Agreement on August 1, 1998, the Company and the Rights Agent desire to enter into a new Rights Agreement, dated as of the date hereof (the "1997 Rights Agreement"), whereby the Company will declare a dividend of one right (a "1997 Right") initially representing the right to purchase one one-thousandth of a share of Series B Junior Participating Preferred Stock, par value $0.01 per share, of the Company for each share of Common Stock outstanding at the close of business on April 29, 1997 (the "1997 Record Date"), and, subject to the terms of the 1997 Rights Agreement, for each share of Common Stock that becomes outstanding between the 1997 Record Date and the earliest of the Distribution Date, the Redemption Date and the Final Expiration Date (as such terms are defined in the 1997 Rights Agreement) and, in certain circumstances set forth in the 1997 Rights Agreement, for each share of Common Stock that becomes outstanding thereafter.

          D. Accordingly, the Company and the Rights Agent desire to amend the 1988 Rights Agreement as hereinafter set forth to reflect the execution and delivery of the 1997 Rights Agreement where provisions of the 1988 Rights Agreement conflict with provisions of the 1997 Rights Agreement, the provisions of the 1997 Rights Agreement control.


                                     Terms
                                     -----

          Accordingly, in consideration of the premises and mutual agreements herein set forth, and intending to be legally bound hereby, the parties hereby agree as follows:

          SECTION 1. Amendments to 1988 Rights Agreement. The 1988 Rights Agreement shall be amended as follows:
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                (a)  Section 1 of the 1988 Rights Agreement shall be amended by deleting paragraph (a) in its entirety and substituting the following:

                (a) "Acquiring Person" shall mean any Person who or which, together with all Affiliates and Associates of such Person, shall be the Beneficial Owner of 20% or more of the Common Shares then outstanding, but shall not include (i) the Company, (ii) any Subsidiary of the Company, (iii) any employee benefit plan of the Company or of any Subsidiary of the Company or any Person organized, appointed or established by the Company for or pursuant to the terms of any such plan; provided, however, that in no event will any Person be an Acquiring Person under this Agreement if such Person is an "Acquiring Person" as such term is defined in the Rights Agreement, dated as of April 1, 1997 (the "1997 Rights Agreement"), between the Company and The Bank of New York.

                (b) Section 1 of the 1988 Rights Agreement shall be further amended by deleting paragraph (m) in its entirety and substituting the following:

                (m)  "Section 11(a)(ii) Event" shall mean the event described in
          Section 11(a)(ii) hereof.

                (c) Section 1 of the 1988 Rights Agreement shall be further amended by deleting paragraph (o) in its entirety and substituting the following:

                (o) "Stock Acquisition Date" shall mean the first date of public announcement (which for purposes of this definition, shall include, without limitation, a report filed pursuant to Section 13(d) under the Exchange Act) by the Company or any Acquiring Person that an Acquiring Person has become an Acquiring Person under this Agreement; provided, however, that in the event (i) such Person is an "Acquiring Person" (as such term is defined in the 1997 Rights Agreement) under the 1997 Rights Agreement or (ii) there has occurred, or there occurs, in connection with such announcement, a "Stock Acquisition Date" (as such term is defined in the 1997 Rights Agreement) under the 1997 Rights Agreement has occurred, then in either of such cases no Stock Acquisition Date will be deemed to have occurred under this Agreement.

                (d) Section 3 of the 1988 Rights Agreement shall be amended by adding the following sentence at the end of paragraph (a):

          Notwithstanding the foregoing and anything to the contrary herein, in the event any "Distribution Date" (as such term is defined in the 1997 Rights Agreement) has occurred under the 1997 Rights Agreement, then in no event shall any Distribution Date be deemed to have occurred under this Agreement (and the Board of Directors

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          will not be subject to any of the obligations set forth in clause (ii)
          of the first sentence of this paragraph (a)).


                (e) Section 3 of the 1988 Rights Agreement shall be further amended by deleting paragraph (d) in its entirety.

                (f) Paragraph (b) of Section 11 of the 1988 Rights Agreement shall be amended by deleting subparagraphs (A), (B) and (C) of subparagraph (ii) thereof and substituting the following:

          any Person, at any time after the date of this Agreement, is or becomes an Acquiring Person,

                (g) Section 8 of the 1988 Rights Agreement shall be amended by deleting the last sentence and inserting the following:

          The Rights Agent shall deliver all cancelled Right Certificates to the Company.

                (h) Section 13 of the 1988 Rights Agreement shall be amended by adding the following new paragraph (f):

                (f) In no event will the Rights Agent have any liability hereunder in respect of any such Principal Party transactions, including, without limitation, the propriety thereof. The Rights Agent may rely and be fully protected in relying upon a certificate of the Company stating that the provisions of this Section have been fulfilled.

                (i) Section 20 of the 1988 Rights Agreement shall be amended by adding the following at the end of paragraph (k):

          Subject to the foregoing, the Rights Agent shall be protected and shall incur no liability for, or in respect of, any action taken or omitted by it in connection with the administration of this Agreement if such acts or omissions are in reliance upon (i) the proper execution of the certification concerning beneficial ownership appended to the form of assignment and the form of election to purchase attached hereto unless the Rights Agent shall have actual knowledge that, as executed, such certification is untrue or (ii) the non-execution of such certification including, without limitation, any refusal to honor any otherwise permissible assignment or election by reason of such non-execution. The Company agrees to give the Rights Agent prompt written notice of any event or ownership known to the Company which would prohibit the exercise or transfer of the Right Certificate.

                (j) Section 31 of the 1988 Rights Agreement shall be amended by adding the following proviso to the end of such Section:

          ; provided, however, that the rights and obligations of the Rights Agent shall be governed and construed in accordance with the laws of the State of New York.

           SECTION 2. Counterparts. This Amendment may be executed in any number of counterparts, each of which shall for all purposes be deemed an original and which together shall constitute one and the same instrument.

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          IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed, all as of the day and year first above written.

                                    AIRGAS, INC.



                                    By: /s/ Gordon L. Keen, Jr.
                                        --------------------------------
                                     Name: Gordon L. Keen, Jr.
                                     Title: Sr. Vice President - Law and
                                            Corporate Developement

                                    THE BANK OF NEW YORK, as Rights Agent


                                    By: /s/ Richard T. Hanrahan
                                       ---------------------------------
                                     Name: Richard T. Hanrahan
                                     Title: Assistant Vice President



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